EXHIBIT 99.1

InfoSpace Announces Fourth Quarter and Full Year 2008 Results

BELLEVUE, Wash., Feb. 11, 2009 (BUSINESS WIRE) — InfoSpace, Inc. (NASDAQ:INSP) today announced financial results for the fourth quarter and full year ended December 31, 2008.

“InfoSpace is pleased to report fourth quarter results that exceeded our expectations for revenue and Adjusted EBITDA, and finished a year of strong financial performance,” said Will Lansing, president and chief executive officer of InfoSpace. “In 2008, the company grew top line revenue and generated strong Adjusted EBITDA margins while investing in exciting product and marketing initiatives.”

Revenues for the fourth quarter of 2008 were $36.7 million, a 6% decrease from the fourth quarter of 2007. Revenues for the year were $156.7 million in 2008, reflecting a $16.2 million, or 12%, increase over 2007.

Loss from continuing operations in the fourth quarter of 2008 was $7.2 million, including a charge of $6.4 million for unrealized losses on investments. This compares to loss from continuing operations for the fourth quarter of 2007 of $60.4 million, which included $61.6 million of employee expenses related to a special dividend, restructuring charges and income tax expense primarily related to placing a full valuation allowance on the deferred tax asset. For the year, loss from continuing operations was $16.5 million in 2008, compared with $84.5 million in 2007.

Adjusted EBITDA from continuing operations was $3.7 million for the fourth quarter of 2008, compared to Adjusted EBITDA from continuing operations of negative $42.6 million for the fourth quarter of 2007. Adjusted EBITDA for the fourth quarter of 2007 included $45.6 million of employee expenses related to a special dividend and restructuring charges. For the year, Adjusted EBITDA from continuing operations was $27.1 million in 2008, compared to negative $47.6 million in 2007.

Net loss for the fourth quarter of 2008 was $7.9 million, or $0.23 per share, compared to net income of $62.7 million, or $1.88 per share, for the fourth quarter of 2007. Net loss for the fourth quarter of 2008 included a charge of $6.4 million for unrealized losses on investments. Net income for the fourth quarter of 2007 included a $131.5 million gain on the sale of discontinued operations, partially offset by $45.6 million of employee expenses related to a special dividend and restructuring charges and $16.0 million of income tax expense primarily from placing a full valuation allowance on the deferred tax asset. Net loss for the year was $18.7 million, or $0.54 per share, in 2008, compared to net income of $21.7 million, or $0.67 per share, in 2007.

Cash, cash equivalents, and marketable securities as of December 31, 2008 totaled $205.4 million, including $13.9 million of auction rate securities. At the end of the year, the Company had no debt obligations.

Fourth Quarter 2008 Highlights

In the fourth quarter of 2008, InfoSpace:

•	Launched the Search and Rescue Campaign, a Dogpile program that attracts search users from the 70 million pet loving households and helps support animal welfare causes;

•	Introduced the new downloadable Nation.com recipe toolbar, which uses Microsoft’s Silverlight technology and features more than 40,000 recipes and other dynamic content;

•	Launched a new portal product based on Web 2.0 technology, offering enhanced customization tools for our distribution partners’ end users; and

•	Launched 12 new distribution partners – connectivity, content and community sites for which we provide a combination of private-labeled search, portal and DNS assist services.

First Quarter 2009 Outlook

For the first quarter of 2009, the Company expects revenue to be between $38 million and $40 million. The Company expects Adjusted EBITDA to be between $2.5 million and $3.5 million, and net loss to be between $1.5 million and $0.5 million, or $0.04 and $0.01 cents per share.

Conference Call and Webcast

A conference call will be held today at 2 p.m. Pacific / 5 p.m. Eastern. The live Webcast can be accessed in the Investor Relations section of the InfoSpace corporate Web site at http://www.infospaceinc.com. A replay of the call will be available approximately one hour after the call through 9 p.m. Pacific on February 18, 2009, and 12:00 a.m. Eastern on February 19, 2009.

Use of Non-GAAP Financial Measures

InfoSpace’s Adjusted EBITDA from continuing operations is calculated by adjusting GAAP net income (loss) to exclude the effects of discontinued operations, income taxes, depreciation, stock-based compensation expense, loss on investments, net and other income, net (including such items as interest income, foreign currency gains or losses, and gains or losses from the disposal of assets), as detailed in the accompanying table to the preliminary unaudited condensed consolidated financial statements.

InfoSpace’s management believes that this non-GAAP financial measure provides meaningful supplemental information regarding the Company’s performance by excluding certain expenses and gains that are not indicative of its core business operating results. InfoSpace believes that management and investors benefit from referring to this non-GAAP financial measure in assessing InfoSpace’s performance. Adjusted EBITDA should be evaluated in light of the Company’s financial results prepared in accordance with GAAP. A table reconciling the Company’s Adjusted EBITDA to net income (loss) in accordance with GAAP accompanies the preliminary unaudited condensed consolidated financial statements in this release.

About InfoSpace, Inc.

InfoSpace, Inc., a leading developer of metasearch products, is focused on bringing the best of the Web to Internet users. InfoSpace’s proprietary metasearch technology combines the top results from several of the largest online search engines, providing fast and comprehensive search results on InfoSpace sites including Dogpile (www.dogpile.com) and WebFetch (www.webfetch.com). InfoSpace’s metasearch technology is also available on nearly 100 partner sites, including content, community and connectivity sites. More information may be found at www.infospaceinc.com.

###

Investor Contact:

Karin G. Van Vleet, InfoSpace

(425) 709-8325

karin.vanvleet@infospace.com

Media Contact:

Melanie Apostol, InfoSpace

(425) 709-8315

melanie.apostol@infospace.com

This release contains forward-looking statements relating to InfoSpace, Inc.’s operating results that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward looking. Forward-looking statements include, without limitation: statements regarding our expectations for our final results for the fourth quarter and year ended December 31, 2008, and statements regarding our expectations for our financial performance and results of operations for the first quarter of 2009. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect InfoSpace’s actual results include: the completion of the audit our financial statements for the fourth quarter and year ended December 31, 2008; general economic, industry and market sector conditions; the progress and costs of the development of our products and services; the timing and extent of market acceptance of those products and services; our dependence on companies to distribute our products and services; the ability to successfully integrate acquired businesses; the successful execution of the Company’s strategic initiatives, marketing strategies, and restructuring plans; and the condition of our cash investments. A more detailed description of certain factors that could affect actual results include, but are not limited to, those discussed in InfoSpace’s most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q as filed from time to time, in the section entitled “Risk Factors.” Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. InfoSpace undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

InfoSpace, Inc.

Preliminary Condensed Consolidated Statements of Operations(1)

(Unaudited)

(Amounts in thousands, except per share data)

	Three months ended		Year ended
	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007
Revenues	$36,748	$39,058	$156,727	$140,537
Operating expenses: (2)
Content and distribution	17,850	18,946	75,969	61,765
Systems and network operations	3,083	2,820	11,537	9,800
Product development	2,036	3,072	9,931	9,921
Sales and marketing	7,549	12,251	24,261	29,259
General and administrative	5,457	53,190	24,079	105,083
Depreciation	1,957	1,443	7,335	5,542
Restructuring(3)	—	8,221	17	9,590
Other, net	—	—	(1,897)	(3,248)

Total operating expenses	37,932	99,943	151,232	227,712

Operating income (loss)	(1,184)	(60,885)	5,495	(87,175)
Loss on investments, net (4)	(6,405)	(2,182)	(28,520)	(2,117)
Other income, net	794	5,737	7,149	18,226

Loss from continuing operations before income taxes	(6,795)	(57,330)	(15,876)	(71,066)
Income tax expense	(445)	(3,085)	(598)	(13,409)

Loss from continuing operations	(7,240)	(60,415)	(16,474)	(84,475)

Discontinued operations:(1)
Loss from discontinued operations, net of taxes	(132)	(8,379)	(1,455)	(25,246)
Gain (loss) on sale of discontinued operations, net of taxes	(562)	131,454	(770)	131,454

Net income (loss)	$(7,934)	$62,660	$(18,699)	$21,733

Earnings (loss) per share - Basic and diluted
Loss from continuing operations	$(0.21)	$(1.82)	$(0.48)	$(2.59)
Loss from discontinued operations	0.00	(0.25)	(0.04)	(0.77)
Gain (loss) on sale of discontinued operations	(0.02)	3.95	(0.02)	4.03

Net income (loss) per share - Basic and diluted	$(0.23)	$1.88	$(0.54)	$0.67

Weighted average shares outstanding used in computing basic and diluted income (loss) per share	34,548	33,291	34,415	32,640

(1)

In 2007, the Company completed the sale of its directory business. The operating results of the directory business have been presented as discontinued operations for all periods presented. Amounts include stock-based compensation expense of $0 and $52,000 for the three months and year ended December 31, 2008, respectively, and $0.4 million and $1.6 million for the three months and year ended December 31, 2007, respectively. Income tax expense related to discontinued operations was $0 and $76,000 for the three months and year ended December 31, 2008, respectively, and $0.4 million and $4.2 million for the three months and year ended December 31, 2007, respectively. A gain, including a tax benefit of $26,000, was recorded on the sale of the directory business in the year ended December 31, 2008. A gain, net of a tax expense of $79.2 million, was recorded on the sale of the directory business in the three months and year ended December 31, 2007. Revenue, operating expenses and income taxes, income and the gain on sale of these discontinued operations are presented below (in thousands):

	Three months ended		Year ended
	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007
Directory
Revenue	$—	$2,988	$—	$28,882
Operating expenses and income taxes	—	2,036	(128)	21,746

Income from discontinued operations, net of taxes	$—	$952	$128	$7,136

Gain on sale of discontinued operations, net of taxes	$—	$57,272	$48	$57,272

In 2007, the Company completed the sale of its mobile services business. The operating results of the mobile services business have been presented as discontinued operations for all periods presented. Amounts include stock-based compensation expense of $0 and $89,000 for the three months and year ended December 31, 2008, respectively, and $2.5 million and $13.5 million for the three months and year ended December 31, 2007, respectively. Income taxes related to discontinued operations were an expense of $97,000 and a benefit of $0.5 million for the three months and year ended December 31, 2008, respectively, and a benefit of $4.4 million and $17.7 million for the three months and year ended December 31, 2007, respectively. A loss, net of a tax benefit of $0.4 million and $0.8 million, on the sale of the mobile services business was recorded in the three months and year ended December 31, 2008, respectively. A gain, net of a tax expense of $38.7 million, on the sale of the mobile services business was recorded in the three months and year ended December 31, 2007. Revenue, operating expenses and income taxes, loss and the gain (loss) on sale of these discontinued operations are presented below (in thousands):

	Three months ended		Year ended
	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007
Mobile
Revenue	$2	$16,200	$127	$103,488
Operating expenses and income taxes	134	25,531	1,710	135,870

Loss from discontinued operations, net of taxes	$(132)	$(9,331)	$(1,583)	$(32,382)

Gain (loss) on sale of discontinued operations, net of taxes	$(562)	$74,182	$(818)	$74,182

(2)	Stock-based compensation expense for the three months and year ended December 31, 2008 and 2007 is allocated among the following captions (in thousands):

	Three months ended		Year ended
	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007
Systems and network operations	$356	$249	$1,663	$1,091
Product development	564	492	3,284	2,383
Sales and marketing	586	3,320	3,551	7,948
General and administrative	1,414	12,792	5,806	22,636

Total stock-based compensation expense	$2,920	$16,853	$14,304	$34,058

(3)	Restructuring charges are comprised of the following (in thousands):

	Three months ended		Year ended
	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007
Employee separation	$—	$7,362	$52	$7,963
Stock-based compensation expense	—	568	60	670
Contractual commitments	—	282	(88)	831
Estimated future lease losses	—	—	(7)	(84)
Other	—	9	—	210

	$—	$8,221	$17	$9,590

(4)

In the three months and year ended December 31, 2008, the Company recorded other-than-temporary impairment charges relating to the auction rate securities investments that it holds of $4.3 million and $24.3 million, respectively. In the three months and year ended December 31, 2008, the Company recorded a charge of $2.1 million and $4.2 million to write down the carrying value of certain equity investments. In the three months and year ended December 31, 2007, the Company recorded other-than-temporary impairment charges relating to auction rate securities investments that it holds of $2.2 million.

InfoSpace, Inc.

Preliminary Condensed Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands)

	December 31, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$49,936	$498,326
Short-term investments, available-for-sale	141,592	39,019
Accounts receivable, net	15,423	17,081
Notes and other receivables	1,349	7,104
Prepaid expenses and other current assets	1,767	1,902
Assets of discontinued operations	—	4,730

Total current assets	210,067	568,162
Property and equipment, net	18,078	10,945
Long-term investments, available-for-sale	13,916	37,472
Goodwill and other intangible assets, net	44,123	44,123
Other long-term assets	4,949	10,722

Total assets	$291,133	$671,424

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,518	$5,148
Accrued expenses and other current liabilities	19,707	78,543
Special dividend payable	—	299,296
Liabilities of discontinued operations	1,109	21,753

Total current liabilities	27,334	404,740
Other long-term liabilities	1,475	634

Total liabilities	28,809	405,374
Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	1,292,360	1,279,225
Accumulated deficit	(1,032,579)	(1,013,880)
Accumulated other comprehensive income	2,540	702

Total stockholders’ equity	262,324	266,050

Total liabilities and stockholders’ equity	$291,133	$671,424

Summary of cash, short-term and long-term investments:
Cash and cash equivalents	$49,936	$498,326
Short-term investments, available-for-sale	141,592	39,019
Long-term investments, available-for-sale	13,916	37,472

Cash, short-term and long-term investments	$205,444	$574,817

InfoSpace, Inc.

Preliminary Condensed Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in thousands)

	Year ended
	December 31, 2008	December 31, 2007
Operating activities:
Net income (loss)	$(18,699)	$21,733
Adjustments to reconcile net income (loss) to net cash used by operating activities:
Loss from discontinued operations	1,455	25,246
Loss (gain) on sale of discontinued operations	770	(131,454)
Loss on investments, net	28,520	2,182
Stock-based compensation	14,304	34,058
Depreciation	7,335	5,542
Deferred income taxes	(1,029)	12,816
Net gain on sale of assets	(1,897)	(3,409)
Restructuring	17	9,590
Excess tax benefits from stock-based award activity	—	(23,700)
Other	540	(196)
Cash provided (used) by changes in operating assets and liabilities:
Accounts receivable	1,643	(3,657)
Notes and other receivables	5,228	(3,941)
Prepaid expenses and other current assets	135	1,499
Other long-term assets	1,784	(1,862)
Accounts payable	614	(5,445)
Accrued expenses and other current and long-term liabilities	(60,902)	33,722

Net cash used by operating activities	(20,182)	(27,276)
Investing activities:
Purchases of property and equipment	(12,277)	(3,684)
Other long-term assets	(199)	—
Loan to equity investee	—	(2,000)
Proceeds from the sale of assets	2,550	2,838
Proceeds from sales and maturities of investments	43,980	294,381
Purchases of investments	(145,338)	(135,354)

Net cash provided (used) by investing activities	(111,284)	156,181
Financing activities:
Special dividend paid	(299,146)	(208,203)
Proceeds from stock option and warrant exercises	16	13,736
Proceeds from issuance of stock through employee stock purchase plan	437	1,382
Excess tax benefits from stock-based award activity	—	23,700
Repayment of capital lease obligations	(233)	—

Net cash used by financing activities	(298,926)	(169,385)
Discontinued operations:
Net cash provided (used) by operating activities attributable to discontinued operations	(17,998)	33,820
Net cash provided by investing activities attributable to discontinued operations	—	342,599

Net cash provided (used) by discontinued operations	(17,998)	376,419

Net increase (decrease) in cash and cash equivalents	(448,390)	335,939
Cash and cash equivalents:
Beginning of period	498,326	162,387

End of period	$49,936	$498,326

InfoSpace, Inc.

Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measure

Preliminary Adjusted EBITDA from Continuing Operations Reconciliation (1)

(Unaudited)

(Amounts in thousands)

	Three months ended		Year ended
	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007
Net income (loss) (2)	$(7,934)	$62,660	$(18,699)	$21,733
Discontinued operations	694	(123,075)	2,225	(106,208)
Depreciation	1,957	1,443	7,335	5,542
Stock-based compensation	2,920	16,853	14,304	34,058
Loss on investments, net	6,405	2,182	28,520	2,117
Other income, net (3)	(794)	(5,737)	(7,149)	(18,226)
Income tax expense	445	3,085	598	13,409

Adjusted EBITDA from continuing operations	$3,693	$(42,589)	$27,134	$(47,575)

Preliminary Adjusted EBITDA from Continuing Operations Reconciliation for Forward-Looking Guidance

(Amounts in thousands)

	Ranges for the three months ending March 31, 2009
Net loss	$(1,500)	$(500)
Discontinued operations	—	—
Depreciation	1,900	1,900
Stock-based compensation	3,100	3,100
Loss on investments	—	—
Other income, net (3)	(1,100)	(1,100)
Income tax expense	100	100

Adjusted EBITDA from continuing operations	$2,500	$3,500

(1)

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”) from continuing operations is a non-GAAP financial measure and is reconciled to net income (loss), which the Company’s management believes to be the most comparable generally accepted accounting principles (“GAAP”) measure. Adjusted EBITDA from continuing operations results are calculated by adjusting GAAP net income (loss) to exclude the effects of discontinued operations, income taxes, depreciation, stock-based compensation expense, loss on investments, net, and other income, net (including such items as interest income, litigation settlements and contingencies, foreign currency gains or losses, and gains or losses from the disposal of assets), as detailed above. The Company uses this non-GAAP financial measure for internal management purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. The Company’s management believes that this non-GAAP financial measure is a common measure used by investors and analysts to evaluate its performance. This non-GAAP financial measure is used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the results of operations and trends affecting the Company’s business. This non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, or superior to, net income (loss) in accordance with GAAP.

(2)	As presented in the preliminary unaudited Condensed Consolidated Statements of Operations.

(3)	Other income, net, primarily consists of interest income, gains or losses from the disposal of assets, and foreign currency transaction gains or losses.